Exhibit 99.1
P R E S S   R E L E A S E

Splunk Inc. Announces Fiscal First Quarter 2018 Financial Results
Revenues Grew 30%; Company Raises Full-Year Outlook

SAN FRANCISCO - May 25, 2017 - Splunk Inc. (NASDAQ: SPLK), provider of the leading software platform for real-time Operational Intelligence, today announced results for its fiscal first quarter ended April 30, 2017.

First Quarter 2018 Financial Highlights

•	Total revenues were $242.4 million, up 30% year-over-year.

•	Total billings were $242.8 million, up 30% year-over-year.

•	GAAP operating loss was $97.5 million; GAAP operating margin was negative 40.2%.

•	Non-GAAP operating loss was $2.8 million; non-GAAP operating margin was negative 1.2%.

•	GAAP loss per share was $0.73; non-GAAP loss per share was $0.01.

•	Operating cash flow was $41.4 million with free cash flow of $35.8 million.

“We are living in a data-driven world and Splunk enables organizations to turn massive data into answers, action and success,” said Doug Merritt, President and CEO, Splunk. “We are pleased that customers continue to adopt the Splunk platform on-premises, in the cloud and in a hybrid environment. This continued adoption, flexible deployment and our strong app ecosystem is helping us deliver on our goal of increasing their success.”

First Quarter 2018 and Recent Business Highlights:

Customers:

•	Signed nearly 500 new enterprise customers.

•
New and expansion customers include: Alabama Department of Transportation, Airport Authority Hong Kong, Black Box Corporation, California Department of Social Services, Cerner Corporation, Experian Consumer Services, Jefferson County Public Schools, Lockheed Martin, Lloyd’s Bank (UK), Merck KGaA (Germany), Monash University, Party City, Practice Fusion, STARTEK, State of Kansas, Tata Consultancy Services (India), Take Two, Trustpower Limited (NZ), Wirecard Technologies (Germany), UK Ministry of Defence, University of New Mexico, University of North Carolina at Chapel Hill and U.S. Navy.

Products:

•
Announced support for SaaS Contracts in AWS Marketplace to enable seamless procurement and deployment of Splunk Cloud, ensuring fast time-to-value for customers leveraging Splunk solutions across their Amazon Web Services (AWS) and hybrid environments.

•	Announced Splunk DB Connect 3.0, which enables powerful connections between Splunk and the structured data world of SQL and JDBC.

Corporate:

•	Named one of the “Best Places to Work” in the Bay Area by the San Francisco Business Times for the 10th consecutive year.

•	Recognized as one of Washington, D.C.’s “50 Great Places to Work" by the Washingtonian.

•	Splunk Enterprise attained Common Criteria Certification for Splunk 6.4.5 from the National Information Assurance Partnership (NIAP).

Strategic and Channel Partners:

•	Announced a strategic alliance and new integration with New Relic, unifying machine data analytics and performance monitoring to help enterprises improve customer experiences and drive revenues.

•	Announced five new members of the Splunk Adaptive Response Initiative at RSA Conference 2017: AlgoSec, Demisto, RedSeal, Resolve Systems and Symantec (Advanced Threat Protection).

•	Announced the winners of Splunk’s FY2017 Global Partner+ Program Awards, which honors partners who go beyond expectations to deliver outstanding customer successes.

Splunk Inc. | www.splunk.com

Recognition:

•
Announced Splunk’s position as a Leader in The Forrester Wave™: Security Analytics Platforms, Q1 2017 report. Forrester awarded Splunk Enterprise Security (ES) with the highest possible scores for real-time monitoring, scalability and detection technologies.

•	Splunk ES received a 5-Star review from SC Magazine, which noted Splunk as an analytics-driven SIEM with straightforward functionality at a very reasonable price.

•	Splunk won three awards in TechWorld’s techies 2017: Best Security Technology of the Year, Best Cloud Technology of the Year and the Grand Prix Award.

•	Splunk was named a 2016-17 winner in The Cloud Awards in the category of Best Hybrid Cloud Solution.

Events:

•	Splunk’s Women in Technology (WiT) group hosted over 200 women at the Bay Area Girl Geek Dinner for an evening of networking, education and empowerment.

•	Hosted SplunkLive! events in Germany, San Francisco, Minneapolis and Washington, D.C. Presentations can be found on the SplunkLive! website.

Financial Outlook
The company is providing the following guidance for its fiscal second quarter 2018 (ending July 31, 2017):

•	Total revenues are expected to be between $267 million and $269 million.

•	Non-GAAP operating margin is expected to be approximately 4%.

The company is updating its previous guidance for its fiscal year 2018 (ending January 31, 2018):

•	Total billings are expected to be approximately $1.425 billion (was approximately $1.4 billion per prior guidance provided on January 12, 2017).

•	Total revenues are expected to be approximately $1.195 billion (was approximately $1.185 billion per prior guidance provided on February 23, 2017).

•	Non-GAAP operating margin is expected to be approximately 8% (unchanged from prior guidance).

All forward-looking non-GAAP financial measures contained in this section “Financial Outlook” exclude estimates for stock-based compensation expenses, employer payroll tax expense related to employee stock plans, amortization of acquired intangible assets and adjustments related to a financing lease obligation.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. The company has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its fiscal first quarter 2018 non-GAAP results included in this press release.

Conference Call and Webcast
Splunk’s executive management team will host a conference call today beginning at 1:30 p.m. PT (4:30 p.m. ET) to discuss the company’s financial results and business highlights. Interested parties may access the call by dialing (866) 501-1535. International parties may access the call by dialing (216) 672-5582. A live audio webcast of the conference call will be available through Splunk’s Investor Relations website at http://investors.splunk.com/events.cfm. A replay of the call will be available through June 1, 2017 by dialing (855) 859-2056 and referencing Conference ID 17978057.

Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Splunk’s revenue, billings and non-GAAP operating margin targets for the company’s fiscal second quarter and fiscal year 2018 in the paragraphs under “Financial Outlook” above and other statements regarding future growth, strategy, subscription business, cloud adoption, customer demand and penetration, app ecosystem, and expected benefits of new products. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: Splunk’s limited operating history and experience developing and introducing new products, including its cloud offerings; risks associated with Splunk’s rapid growth, particularly outside of the United States; Splunk’s inability to realize value from its significant investments in its business, including product and service innovations; Splunk’s transition to a multi-product software and services business; Splunk’s inability to successfully integrate acquired businesses and technologies; and general market, political, economic, business and competitive market conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in the company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2017, which is on file with the U.S. Securities and Exchange

Splunk Inc. | www.splunk.com

Commission. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Splunk Inc.
Splunk Inc. (NASDAQ: SPLK) is the market leader in analyzing machine data to deliver Operational Intelligence for security, IT and the business. Splunk® software provides the enterprise machine data fabric that drives digital transformation. More than 13,000 customers in over 110 countries use Splunk solutions in the cloud and on-premises. Join millions of passionate users by trying Splunk software for free: http://www.splunk.com/free-trials.

Social Media: Twitter | LinkedIn | YouTube | Facebook

Splunk, Splunk>, Listen to Your Data, The Engine for Machine Data, Splunk Cloud, Splunk Light and SPL are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2017 Splunk Inc. All rights reserved.

For more information, please contact:

Media Contact
Sherry Lowe
Splunk Inc.
415-852-5529
slowe@splunk.com

Investor Contact
Ken Tinsley
Splunk Inc.
415-848-8476
ktinsley@splunk.com

Splunk Inc. | www.splunk.com

 SPLUNK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 30,	April 30,
	2017	2016
Revenues
License	$116,726	$100,992
Maintenance and services	125,722	84,960
Total revenues	242,448	185,952
Cost of revenues
License	2,928	2,962
Maintenance and services	55,235	36,538
Total cost of revenues	58,163	39,500
Gross profit	184,285	146,452
Operating expenses
Research and development	71,298	67,371
Sales and marketing	173,948	145,151
General and administrative	36,496	32,073
Total operating expenses	281,742	244,595
Operating loss	(97,457)	(98,143)
Interest and other income (expense), net
Interest income (expense), net	(528)	(403)
Other income (expense), net	(608)	(1,125)
Total interest and other income (expense), net	(1,136)	(1,528)
Loss before income taxes	(98,593)	(99,671)
Income tax provision	1,338	1,225
Net loss	$(99,931)	$(100,896)

Basic and diluted net loss per share	$(0.73)	$(0.77)

Weighted-average shares used in computing basic and diluted net loss per share	137,785	131,494

Splunk Inc. | www.splunk.com

SPLUNK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 30, 2017	January 31, 2017
Assets
Current assets
Cash and cash equivalents	$466,427	$421,346
Investments, current portion	620,805	662,096
Accounts receivable, net	171,260	238,281
Prepaid expenses and other current assets	44,864	38,650
Total current assets	1,303,356	1,360,373
Investments, non-current	5,000	5,000
Property and equipment, net	165,356	166,395
Intangible assets, net	35,022	37,713
Goodwill	124,642	124,642
Other assets	25,210	24,423
Total assets	$1,658,586	$1,718,546
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$8,239	$7,503
Accrued payroll and compensation	89,104	100,092
Accrued expenses and other liabilities	72,107	81,071
Deferred revenue, current portion	469,072	478,707
Total current liabilities	638,522	667,373
Deferred revenue, non-current	156,720	146,752
Other liabilities, non-current	99,610	99,260
Total non-current liabilities	256,330	246,012
Total liabilities	894,852	913,385
Stockholders’ equity
Common stock	138	137
Accumulated other comprehensive loss	(3,589)	(3,013)
Additional paid-in capital	1,887,900	1,828,821
Accumulated deficit	(1,120,715)	(1,020,784)
Total stockholders’ equity	763,734	805,161
Total liabilities and stockholders’ equity	$1,658,586	$1,718,546

Splunk Inc. | www.splunk.com

SPLUNK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	April 30,	April 30,
	2017 (1)	2016
Cash flows from operating activities
Net loss	$(99,931)	$(100,896)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,103	6,461
Amortization of investment premiums	217	258
Stock-based compensation	90,055	91,370
Deferred income taxes	101	(506)
Excess tax benefits from employee stock plans	—	(692)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	67,021	83,058
Prepaid expenses, other current and non-current assets	(7,057)	(8,119)
Accounts payable	714	99
Accrued payroll and compensation	(10,988)	(33,727)
Accrued expenses and other liabilities	(8,210)	(2,891)
Deferred revenue	333	1,274
Net cash provided by operating activities	41,358	35,689
Cash flows from investing activities
Purchases of investments	(122,473)	(142,787)
Maturities of investments	163,065	133,120
Purchases of property and equipment	(5,605)	(3,709)
Net cash provided by (used in) investing activities	34,987	(13,376)
Cash flows from financing activities
Proceeds from the exercise of stock options	1,487	1,664
Excess tax benefits from employee stock plans	—	692
Taxes paid related to net share settlement of equity awards	(32,462)	(21,731)
Repayment of financing lease obligation	(317)	—
Net cash used in financing activities	(31,292)	(19,375)
Effect of exchange rate changes on cash and cash equivalents	28	766
Net increase in cash and cash equivalents	45,081	3,704
Cash and cash equivalents at beginning of period	421,346	424,541
Cash and cash equivalents at end of period	$466,427	$428,245
_________________________
(1) During the current quarter, Splunk adopted Accounting Standards Update ("ASU") No. 2016-09, Improvements to Employee Share-Based Payment Accounting, wherein excess tax benefits from employee stock plans are classified as an inflow from operating activities on the statement of cash flows. Prior to the adoption of ASU 2016-09, excess tax benefits from employee stock plans were presented as an inflow from financing activities and an outflow from operating activities on the statement of cash flows. Prior period classification of cash flows related to excess tax benefits have not been adjusted.

Splunk Inc. | www.splunk.com

SPLUNK INC.
Non-GAAP financial measures and reconciliations

To supplement Splunk’s condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Splunk provides investors with certain non-GAAP financial measures, including non-GAAP cost of revenues, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share (collectively the “non-GAAP financial measures”). These non-GAAP financial measures exclude all or a combination of the following (as reflected in the following reconciliation tables): stock-based compensation expense, employer payroll tax expense related to employee stock plans, amortization of acquired intangible assets and adjustments related to a financing lease obligation. The adjustments for the financing lease obligation are to reflect the expense Splunk would have recorded if its build-to-suit lease arrangement had been deemed an operating lease instead of a financing lease and is calculated as the net of actual ground lease expense, depreciation and interest expense over estimated straight-line rent expense. The non-GAAP financial measures are adjusted for Splunk's estimated tax rate on non-GAAP income (loss). To determine the annual non-GAAP tax rate, Splunk evaluates a financial projection based on its non-GAAP results. The annual non-GAAP tax rate takes into account other factors including Splunk's current operating structure, its existing tax positions in various jurisdictions and key legislation in major jurisdictions where Splunk operates. The annual non-GAAP tax rate applied to the three months ended April 30, 2017 was 27%. Splunk will utilize this annual non-GAAP tax rate in fiscal 2018 and will provide updates to this rate on an annual basis, or more frequently if material changes occur. In addition, non-GAAP financial measures include free cash flow, which represents cash from operations less purchases of property and equipment, and billings, which represents revenues plus the change in deferred revenue during the period. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Splunk uses these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Splunk believes that these non-GAAP financial measures provide useful information about Splunk’s operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ operating results.

Splunk excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Splunk’s operational performance and allows investors the ability to make more meaningful comparisons between Splunk’s operating results and those of other companies. Splunk excludes employer payroll tax expense related to employee stock plans in order for investors to see the full effect that excluding that stock-based compensation expense had on Splunk’s operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of Splunk’s common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of Splunk’s business. Splunk also excludes amortization of acquired intangible assets and makes adjustments related to a financing lease obligation from its non-GAAP financial measures because these are considered by management to be outside of Splunk’s core operating results. Accordingly, Splunk believes that excluding these expenses provides investors and management with greater visibility to the underlying performance of its business operations, facilitates comparison of its results with other periods and may also facilitate comparison with the results of other companies in its industry. Splunk considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in its business, making strategic acquisitions and strengthening its balance sheet. Splunk considers billings to be a useful measure for management and investors because it provides visibility into Splunk’s sales activity for a particular period, which is not necessarily reflected in its revenues given that Splunk recognizes term licenses and subscriptions for cloud services ratably.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by Splunk’s competitors and exclude expenses that may have a material impact upon Splunk’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Splunk’s business and an important part of the compensation provided to Splunk’s employees. The non-GAAP financial measures are meant to supplement and be viewed in conjunction with GAAP financial measures.

The following tables reconcile Splunk’s non-GAAP results to Splunk’s GAAP results included in this press release.

Splunk Inc. | www.splunk.com

SPLUNK INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 30,	April 30,
	2017	2016
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$41,358	$35,689
Less purchases of property and equipment	(5,605)	(3,709)
Free cash flow (non-GAAP)	$35,753	$31,980
Net cash provided by (used in) investing activities	$34,987	$(13,376)
Net cash used in financing activities	$(31,292)	$(19,375)

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended April 30, 2017

	GAAP	Stock-based compensation	Employer payroll tax on employee stock plans	Amortization of acquired intangible assets	Adjustments related to financing lease obligation		Income tax effects related to non-GAAP adjustments (3)	Non-GAAP
Cost of revenues	$58,163	$(8,192)	$(441)	$(2,649)	$306		$—	$47,187
Gross Margin	76.0%	3.3%	0.2%	1.1%	(0.1)%		—%	80.5%
Research and development	71,298	(26,797)	(1,251)	(28)	531		—	43,753
Sales and marketing	173,948	(40,643)	(1,772)	(16)	1,170		—	132,687
General and administrative	36,496	(14,423)	(677)	—	237		—	21,633
Operating loss	(97,457)	90,055	4,141	2,693	(2,244)		—	(2,812)
Operating margin	(40.2)%	37.1%	1.7%	1.1%	(0.9)%		—%	(1.2)%
Income tax provision (benefit)	1,338	—	—	—	—		(1,833)	(495)
Net loss	$(99,931)	$90,055	$4,141	$2,693	$(130)	(2)	$1,833	$(1,339)
Net loss per share(1)	$(0.73)	$0.66	$0.03	$0.02	$—		$0.01	$(0.01)
_________________________
(1) Calculated based on 137,785 basic and diluted weighted-average shares of common stock.
(2) Includes $2.1 million of interest expense related to the financing lease obligation.
(3) Represents the tax effect of the non-GAAP adjustments based on the estimated annual effective tax rate of 27%. Application of this annual effective tax rate to the non-GAAP pre-tax loss during the quarter resulted in a non-GAAP tax benefit, which is expected to be offset by future tax expense.

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended April 30, 2016

	GAAP	Stock-based compensation	Employer payroll tax on employee stock plans	Amortization of acquired intangible assets	Adjustments related to financing lease obligation		Income tax effects related to non-GAAP adjustments (3)	Non-GAAP
Cost of revenues	$39,500	$(7,555)	$(262)	$(2,912)	$26		$—	$28,797
Gross Margin	78.8%	4.0%	0.1%	1.6%	—%		—%	84.5%
Research and development	67,371	(29,206)	(756)	(71)	58		—	37,396
Sales and marketing	145,151	(40,233)	(1,026)	(151)	118		—	103,859
General and administrative	32,073	(14,376)	(441)	—	26		—	17,282
Operating loss	(98,143)	91,370	2,485	3,134	(228)		—	(1,382)
Operating margin	(52.8)%	49.2%	1.3%	1.7%	(0.1)%		—%	(0.7)%
Income tax provision (benefit)	1,225	—	—	—	—		(1,523)	(298)
Net loss	$(100,896)	$91,370	$2,485	$3,134	$1,263	(2)	$1,523	$(1,121)
Net loss per share(1)	$(0.77)	$0.70	$0.02	$0.02	$0.01		$0.01	$(0.01)
_________________________
(1) Calculated based on 131,494 basic and diluted weighted-average shares of common stock.
(2) Includes $1.5 million of interest expense related to the financing lease obligation.
(3) For consistency, prior year non-GAAP net loss has been adjusted to reflect the tax effect of the non-GAAP adjustments based on the annual effective tax rate of 21%. Application of this annual effective tax rate to the non-GAAP pre-tax loss during the quarter resulted in a non-GAAP tax benefit, which is offset by future tax expense.

Reconciliation of Total Billings

	Three Months Ended
	April 30,	April 30,
	2017	2016
Total revenues	$242,448	$185,952
Increase in deferred revenue	333	1,274
Billings (non-GAAP)	$242,781	$187,226

Splunk Inc. | www.splunk.com